Exhibit 10.17
FOURTH LOAN MODIFICATION AGREEMENT
     This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 18, 2008, by and among SILICON VALLEY BANK, a California corporation (“SVB”), as collateral agent (the “Collateral Agent”) for the Lenders and administrative agent (the “Administrative Agent”) for the Lenders (Collateral Agent and Administrative Agent are collectively the “Agent”), and the Lenders listed on Schedule 1.1 and otherwise party hereto, including, without limitation, SVB and JPMORGAN CHASE BANK, N.A. (“JPMorgan”) (SVB and JPMorgan are, collectively, the “Joint Bookrunners”) and GAIN CAPITAL HOLDINGS, INC., a Delaware corporation (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to the Lenders, Borrower is indebted to the Lenders pursuant to a loan arrangement dated as of March 29, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 29, 2006, between Borrower and the Lenders, as amended by a certain First Loan Modification Agreement dated as of October 16, 2006, between Borrower and Lenders, as further amended by a certain Second Loan Modification Agreement dated as of March 20, 2007, between Borrower and Lenders, and as further amended by a certain Third Loan Modification Agreement dated as of June 6, 2007, between Borrower and Lenders (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Agent, for the ratable benefit of the Lenders, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.
1.	The Loan Agreement shall be amended by inserting the following text appearing at the end of Section 6.2 thereof:
“(d) Deliver to Agent, on or prior to January 31, 2009, Borrower’s 2009 operating plan, in a form acceptable to Agent.”
2.	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.7 thereof:
“(b) Total Funded Debt/EBITDA. A Total Funded Debt Ratio (with respect to the immediately preceding twelve (12) month period) of a maximum of (i) 2.0 to 1.0 as of the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006, (ii) 1.75 to 1.0 as of the quarter ending December 31, 2006, (iii) 1.50 to 1.0 as of the quarter ending March 31, 2007, (iv) 2.0 to 1.0 as of the quarters ending June 30, 2007 and September 30, 2007, and (v) 1.75 to 1.0 as of the quarter ending December 31, 2007. With respect to the quarter ending March 31, 2008 and each quarter thereafter, the Total Funded

Debt Ratio covenant levels shall be set by Lenders in their sole discretion based upon Borrower’s 2008 operating plan/forecast, but not less than 1.50 to 1.0 (unless Borrower and Lenders mutually agree to a lower covenant level); provided, however, in the event that Borrower does not agree in writing to such covenant levels on or before February 28, 2008, then all Obligations shall be due and payable in full on March 31, 2008. The failure of Borrower to deliver a 2008 operating plan to Agent on or prior to January 31, 2008 shall result in an immediate Event of Default for which there shall be no grace or cure period.”
and inserting in lieu thereof the following:
“(b) Total Funded Debt/EBITDA. A Total Funded Debt Ratio (with respect to the immediately preceding twelve (12) month period) of a maximum of (i) 2.0 to 1.0 as of the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006, (ii) 1.75 to 1.0 as of the quarter ending December 31, 2006, (iii) 1.50 to 1.0 as of the quarter ending March 31, 2007, (iv) 2.0 to 1.0 as of the quarters ending June 30, 2007 and September 30, 2007, (v) 1.75 to 1.0 as of the quarter ending December 31, 2007, and (vi) 1.50 to 1.0 as of the quarter ending March 31, 2008 and as of the last day of each quarter thereafter. With respect to the quarter ending March 31, 2009 and each quarter thereafter, the Total Funded Debt Ratio covenant levels shall be set by Lenders in their sole discretion based upon Borrower’s 2009 operating plan/forecast, but not less than 1.50 to 1.0 (unless Borrower and Lenders mutually agree to a lower covenant level); provided, however, in the event that Borrower does not agree in writing to such covenant levels on or before February 28, 2009, then all Obligations shall be due and payable in full on March 31, 2009. The failure of Borrower to deliver a 2009 operating plan to Agent on or prior to January 31, 2009 shall result in an immediate Event of Default for which there shall be no grace or cure period.”
3.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:
““Revolving Line” is an Advance or Advances in an aggregate amount of up to Ten Million Dollars ($10,000,000.00) outstanding at any time.”
““Revolving Line Maturity Date” is October 15, 2007.”
and inserting in lieu thereof the following:
““Revolving Line” is an Advance or Advances in an aggregate amount of up to Twenty Million Dollars ($20,000,000.00) outstanding at any time.”
““Revolving Line Maturity Date” is March 17, 2009.”
4.	The Schedule appearing as Schedule 1.1 to the Loan Agreement is hereby replaced with the Schedule attached as Exhibit A hereto.

5.	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.

4. FEES. Borrower shall reimburse Agent and Lenders for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 29, 2006, between Borrower and Lenders, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Lenders in the Perfection Certificate have not changed, as of the date hereof.
6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Agent, for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower now has no offsets, defenses, claims, or counterclaims against Agent or Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent or Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and Lenders from any liability thereunder.
9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate any Lender to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Agent in writing. No maker will be released by virtue of this Loan Modification Agreement.
10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lenders.
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     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:			LENDERS:

GAIN CAPlTAL HOLDINGS, INC.			SILICON VALLEY BANK, as Agent and Lender

By:	/s/ Glenn Stevens		By:	/s/ Melissa Steponis

	Name:	Glenn Stevens		Name:	Melissa Steponis
	Title:	C.E.O.		Title:	Vice President

JPMORGAN CHASE BANK, N.A., as LENDER

			By:	/s/ Lawrence Normile

				Name:	Lawrence Normile
				Title:	Illegible
     The undersigned, GAIN HOLDINGS, LLC, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of March 29, 2006 (the “Guaranty”) and acknowledges, confirms and agrees that (i) the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith, and (ii) the Guaranty shall continue to pertain to all Obligations.

GAIN HOLDINGS, LLC
By:	/s/ Glenn Stevens
	Name:	Glenn Stevens
	Title:	C.E.O.

Exhibit A
Schedule 1.1
Lenders and Commitments

		Term Loan Commitment
Lender	Term Loan Commitment	Percentage
Silicon Valley Bank	$26,250,000.00	50.00%
JPMorgan Chase Bank, N.A.	$26,250,000.00	50.00%

TOTAL	$52,500,000.00	100.00%

		Revolving Line Commitment
Lender	Revolving Line Commitment	Percentage
Silicon Valley Bank	$10,000,000.00	50.00%
JPMorgan Chase Bank, N.A.	$10,000,000.00	50.00%

TOTAL	$20,000,000.00	100.00%

EXHIBIT B
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK, AS AGENT	Date:
FROM: GAIN CAPITAL HOLDINGS, INC.
The undersigned authorized officer of Gain Capital Holdings, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower, Lenders and Agent (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Regulatory filings (including CFTC reports)	As filed/submitted	Yes No
NFA Audit	Annually, as filed/submitted	Yes No
2008 Operating Plan	By 1/31/2008	Yes No
2009 Operating Plan	By 1/31/2009	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Minimum Debt Service*	:1.0	:1.0	Yes No
Total Funded Debt/EBITDA**	:1.0	:1.0	Yes No

*	As set forth in Section 6.7(a) of the Loan and Security Agreement.

**	As set forth in Section 6.7(b) of the Loan and Security Agreement.

     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Gain Capital Holdings, Inc.		BANK USE ONLY

Received by:

By:			AUTHORIZED SIGNER

Name:

	Title:	Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes No